EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANT

Lexent Inc.
New York, New York

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 2001 related to the consolidated financial statements of Lexent Inc. and subsidiaries, which appears in the Lexent Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

PricewaterhouseCoopers LLP
New York, New York
May 30, 2001